                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES AND EXCHANGE COMMISSION


                         CHASE MANHATTAN BANK USA, N.A.
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                  (Originator of the Trust referred to herein)
             (Exact name of registrant as specified in its charter)

                      CHASE CREDIT CARD OWNER TRUST 2000-3
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                             (Issuer of Securities)

     United States                     333-74303                  22-2382028
-----------------------------   ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


              802 Delaware Avenue, Wilmington, Delaware     19801
      --------------------------------------------------------------------
              (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (302) 575-5050


If this Form relates to the                If this Form relates to the
registration of a class of debt            registration of a class of debt
securities and is effective upon           securities and is to become
filing pursuant to General                 effective simultaneously with the
Instruction A (c) (1) please check         effectiveness of a concurrent
the following:                             registration statement under the
                                           Securities Act of 1933 pursuant to
_______                                    General Instruction A (c) (2)
                                           please check the following:

                                           ________

Securities to be registered to Section 12(b) of the Act:

     Title of each Class                    Name of each Exchange on which
     to be registered                       each Class is to be registered

______________________________              _________________________________

______________________________              _________________________________


Securities to be registered pursuant to Section 12 (g) of the Act:

            Class A Floating Rate Asset Backed Notes, Series 2000-3
            -------------------------------------------------------
                                (Title of Class)

            Class B Floating Rate Asset Backed Notes, Series 2000-3
            -------------------------------------------------------
                                (Title of Class)

             Class C Floating Rate Asset Backed Notes, Series 2000-3
             -------------------------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered:

         The Registrant has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (file no. 333-74303) with respect to the securities being registered hereunder, and has filed with the Commission pursuant to Rule 424 (b) under the Securities Act of 1933, as amended, the final form of the prospectus relating to the initial offering of such securities, which includes a description of such securities. Such prospectus is hereby incorporated by reference herein.

Item 2.  Exhibits

1.       Form of Pooling and Servicing Agreement.*




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* Incorporated by reference to the Registrant's Registration Statement

                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  March 23, 2001

                                   Chase Manhattan Bank USA, N.A.
                                   as Administrator


                                   By: /s/ Patricia Garvey
                                       ------------------------------
                                       Name:  Patricia Garvey
                                       Title: Vice President